UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
28161 North Keith Drive Lake Forest, Illinois 60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐    Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01Other Events

On December 19, 2018, Stericycle, Inc. (the “Company”)  announced that it has reached a proposed resolution (the “Proposed Securities Class Action Settlement”) with Plaintiffs and their counsel in In re: Stericycle, Inc., Securities Litigation, Case No. 1:16-cv-07145 (N.D. Ill.) (the “Securities Class Action”).  The Proposed Securities Class Action Settlement remains subject to final documentation of the agreement and Court approval. In the Proposed Securities Class Action Settlement, the Company is admitting no fault or wrongdoing and is entering into the Proposed Securities Class Action Settlement in order to avoid the cost and uncertainty of litigation.  Under the terms of the Proposed Securities Class Action Settlement that will be submitted to the Court for approval, the Company will establish a common fund of $45 million, from which will be paid all compensation to members of the settlement class, attorneys’ fees to class counsel, incentive awards to the named class representatives and all costs of notice and administration.  The large majority of the $45 million common fund established pursuant to the Proposed Securities Class Action Settlement will be paid by the Company’s insurers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2018	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer